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                                                                   Exhibit 99(d)





                         REPORT OF INDEPENDENT AUDITORS
                         ------------------------------


         The Associates
         Tilden Mining Company


         We have audited the accompanying statement of financial position of Tilden Mining Company (a joint venture) as of December 31, 1993 and 1992, and the related statements of costs and expenses charged to associates, associates' account, and cash flows for each of the three years in the period ended December 31, 1993. Our audits also included the financial statement schedules listed in the index at
         Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall
         financial statement  presentation.   We believe  that  our audits
         provide a  reasonable basis  for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tilden Mining Company (a joint venture) at December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in
         conformity with  generally  accepted accounting principles.    Also,
         in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.





                                                                   Ernst & Young


         Cleveland, Ohio
         February 14, 1994



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